NEWS RELEASE
Five Below, Inc. Announces Holiday Sales Results for Quarter-To-Date Through January 6, 2024
Total Sales Increased 15.6%; Comparable Sales Increased 3.6%
Reiterates Fourth Quarter and Full Year Fiscal 2023 Guidance,
with Net Sales in the Upper Half of the Range and Comparable Sales of Approximately 3%

PHILADELPHIA, PA – (January 8, 2024) – Five Below, Inc. (NASDAQ: FIVE) ("Five Below" or the "Company") today announced net sales results for the quarter-to-date period from October 29, 2023 through January 6, 2024 ("Holiday Period"). The Company expects fourth quarter and full year fiscal 2023 (ending February 3, 2024) results within the previously provided guidance, with net sales in the upper half of the range and comparable sales of approximately 3%.

Net sales for the Holiday Period, which includes New Year's Day in both periods, increased by 15.6% to $1.16 billion from $1.00 billion in the comparable fiscal week period of 2022. Comparable sales for the Holiday Period increased by 3.6%.

Joel Anderson, President and CEO of Five Below, stated, "With great execution by our crew, and supported by a favorable holiday calendar, we delivered on our goals for holiday 2023. We saw broad-based strength in performance across most worlds and continued strong results from converted stores. Needs-based categories continued to outperform, as did our Seasonal offering with the value and Wow! assortment of gifts and stocking stuffers resonating with customers. Based on our holiday results and forecast for January, we now expect to deliver fourth quarter sales in the upper half of our guidance range and are reiterating our EPS outlook."

Mr. Anderson added, "We are thrilled to complete our fiscal 2023 store openings with a record 204 net new stores. The pipeline for 2024 is strong, and we look forward to continuing to execute on the initiatives that underpin our Triple-Double strategy, namely expanding stores, increasing store potential, growing product and brand strategy, optimizing inventory and innovating with our crew."

The Company's previously provided guidance given on its third quarter 2023 earnings call is below.

Fourth Quarter Fiscal 2023 Guidance
•Net sales of $1.32 billion to $1.35 billion
•An approximate 2% to 3% increase in comparable sales
•Diluted income per common share of $3.64 to $3.80 on approximately 55.4 million estimated diluted weighted average shares outstanding

Full Year Fiscal 2023 Guidance
•Net sales of $3.54 billion to $3.57 billion
•An approximate 2.5% increase in comparable sales
•Diluted income per common share of $5.40 to $5.56 on approximately 55.6 million estimated diluted weighted average shares outstanding

As previously announced, management is scheduled to participate in a presentation today at 8:30 a.m. Eastern Time at the 2024 ICR Conference. The event will be webcast live at http://investor.fivebelow.com/investors/. An archived replay will be available two hours after the conclusion of the live event.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources, store count potential and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks related to disruption to the global supply chain, risks related to the Company's strategy and expansion plans, risks related to disruptions in our information technology systems and our ability to maintain and upgrade those systems, risks related to the inability to successfully implement our online retail operations, risks related to cyberattacks or other cyber incidents, risks related to our ability to select, obtain, distribute and market merchandise profitably, risks related to our reliance on merchandise manufactured outside of the United States, the availability of suitable new store locations and the dependence on the volume of traffic to our stores, risks related to changes in consumer preferences and economic conditions, risks related to increased operating costs, including wage rates, risks related to inflation and increasing commodity prices, risks related to potential systematic failure of the banking system in the United States or globally, risks related to extreme weather, pandemic outbreaks, global political events, war, terrorism or civil unrest (including any resulting store closures, damage, or loss of inventory), risks related to leasing, owning or building distribution centers, risks related to our ability to successfully manage inventory balance and inventory shrinkage, quality or safety concerns about the Company's merchandise, increased competition from other retailers including online retailers, risks related to the seasonality of our business, risks related to our ability to protect our brand name and other intellectual property, risks related to customers' payment methods, risks related to domestic and foreign trade restrictions including duties and tariffs affecting our domestic and foreign suppliers and increasing our costs, including, among others, the direct and indirect impact of current and potential tariffs imposed and proposed by the United States on foreign imports, risks associated with the restrictions imposed by our indebtedness on our current and future operations, the impact of changes in tax legislation and accounting standards and risks associated with leasing substantial amounts of space. For further details and a discussion of these risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a leading high-growth value retailer offering trend-right, high-quality products loved by tweens, teens and beyond. We believe life is better when customers are free to "let go & have fun" in an amazing experience filled with unlimited possibilities. With most items priced between $1 and $5, and some extreme value items priced beyond $5 in our incredible Five Beyond offering, Five Below makes it easy to say YES! to the newest, coolest stuff across eight awesome Five Below worlds: Style, Room, Sports, Tech, Create, Party, Candy and New & Now. Founded in 2002 and headquartered in Philadelphia, Pennsylvania, Five Below today has over 1,500 stores in 43 states. For more information, please visit www.fivebelow.com or find Five Below on Instagram, TikTok, X and Facebook @FiveBelow.

Investor Contact:
Five Below, Inc.
Christiane Pelz
Vice President, Investor Relations & Treasury
215-207-2658
InvestorRelations@fivebelow.com